Exhibit 10.3

AWARD AGREEMENT FOR RESTRICTED SHARES
UNDER THE

S1 BIOPHARMA, INC.

2014 EQUITY INCENTIVE PLAN

THIS AWARD AGREEMENT FOR RESTRICTED SHARES (this “Agreement”) is made between S1 Biopharma, Inc. (the “Company”) and                        (the “Grantee”), dated                    , 201   (the “Effective Date”).

WHEREAS, the Company desires to award [                ] Restricted Shares to the Grantee under the S1 Biopharma, Inc. 2014 Equity Incentive Plan, as amended (the “Plan”), pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

1.                                      Award of Restricted Stock.  As of the Effective Date, pursuant to the Plan, the Company hereby awards to the Grantee [                ] Restricted Shares (the “Award”), subject to the restrictions and on the terms and conditions set forth in this Agreement and the Plan.  The terms of the Plan are hereby incorporated into this Agreement by this reference, as though fully set forth herein.  Capitalized terms used but not defined herein will have the same meaning as defined in the Plan.

2.                                      Vesting of Restricted Shares.

(a)                                 Vesting Schedule.  The Award will vest and become free from forfeiture restrictions according to the following schedule:

[Insert applicable vesting terms]

(b)                                 [Vesting Upon Certain Events.  Notwithstanding the foregoing, upon a Change in Control, all of the Restricted Shares underlying the Award will immediately and fully vest and become free from any forfeiture restrictions.  If the Grantee’s employment or service (as applicable) with the Company and its Affiliates (as applicable) terminates or is terminated for any reason, any Restricted Shares that are then still subject to forfeiture restrictions as of such date shall be immediately forfeited with no other compensation due to the Grantee.]

3.                                      Issuance of Shares.

(a)                                 The Company will cause the Restricted Shares to be issued in the Grantee’s name either by book-entry registration or issuance of a stock certificate or certificates.  Any shares issued to the Grantee hereunder shall be fully paid and non-assessable.

(b)                                 While the Restricted Shares remain subject to forfeiture to the Company pursuant to Section 2 above, the Company will cause an appropriate stop-transfer order to be issued and to remain in effect with respect to the Restricted Shares.  As soon as practicable following the time that any Restricted Share becomes vested (and provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such Share), the Company will cause that stop-transfer order to be removed.  The Company may also condition delivery of certificates for Restricted Shares upon receipt from the Grantee of any undertakings that it may determine are appropriate to facilitate compliance with federal and state securities laws.

(c)                                  If any certificate is issued in respect of Restricted Shares, that certificate will be legended as described herein and held in escrow by the Company’s secretary or his or her designee.  In addition, the Grantee may be required to execute and deliver to the Company a stock power with respect to those Restricted Shares.  At such time as those Restricted Shares become vested, the Company will cause a new certificate to be issued without that portion of the legend referencing the previously applicable vesting conditions and will cause that new certificate to be delivered to the Grantee (again, provided that appropriate arrangements have been made with the Grantee for the withholding or payment of any taxes that may be due with respect to such Shares).

4.                                      Tax Consequences.  The Grantee acknowledges that the Company has not advised the Grantee regarding the Grantee’s income tax liability in connection with the vesting of the Restricted Shares or an election filed under Section 83(b) of the Code.  The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement.  The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

5.                                      Restriction on Transfer of Restricted Shares.  None of the Restricted Shares or any beneficial interest therein shall be transferred, encumbered, pledged or otherwise alienated or disposed of in any way until they have become vested in accordance with Section 2 of this Agreement.

6.                                      Share Legends. All stock certificates representing the Restricted Shares underlying the Award may have affixed thereto legends required by applicable state law or as the Company deems appropriate.

7.                                      Withholding.  The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable or property transferable to Grantee any taxes required to be withheld by federal, state or local law as a result of the grant of this Award or other disposition of the Shares.  If the amount of any consideration payable to the Grantee is insufficient to pay such taxes or if no consideration is payable to the Grantee, upon the request of the Company, the Grantee will pay to the Company an amount sufficient for the Company to satisfy any federal, state or local tax withholding requirements applicable to and as a condition to the Award or the sale or other disposition of the Shares.

8.                                      The Plan. The Grantee has received a copy of the Plan, has read the Plan and is familiar with its terms, and hereby accepts the Restricted Shares subject to all of the terms and provisions of the Plan, as amended from time to time.  Pursuant to the Plan, the Board or its Committee is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate.  The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or its Committee upon any questions arising under the Plan.

9.                                      Representations and Warranties.  By executing this Agreement, the Grantee hereby represents, warrants, covenants, acknowledges and/or agrees that:

(a)                                 The Restricted Shares are being acquired for the Grantee’s own account, for investment purposes only, and not for the account of any other person, and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”);

(b)                                 No other person (other than the Grantee and the Company) has or will have a direct or indirect beneficial interest in the Restricted Shares; and

(c)                                  In addition to complying with other similar restrictions contained herein, the Grantee will not sell, transfer, pledge, hypothecate or otherwise dispose of any interest in the Restricted Shares unless such interest is registered in accordance with the Securities Act and applicable state securities laws or an exemption from such registration is available and, if required by the Company, an opinion of counsel is delivered to the Company, in a form satisfactory to the Company, that such registration is unnecessary.

10.                               General Provisions:

(a)                                 This Agreement, together with the Plan, represent the entire agreement between the parties with respect to the award of the Restricted Shares that are subject to this Agreement and may only be modified or amended in a writing signed by both parties.

(b)                                 Neither this Agreement nor any rights or interest hereunder shall be assignable by the Grantee, his beneficiaries or legal representatives, and any purported assignment in violation hereof shall be null and void.

(c)                                  Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement.  The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(d)                                 The grant of Restricted Shares hereunder will not confer upon the Grantee any right to continue in service with the Company or any of its subsidiaries or affiliates.

(e)                                  This Agreement and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter this Agreement) shall be governed by, and enforced in accordance with, the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws.

(f)                                   This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Award Agreement for Restricted Shares on the        day of                             , 201  .

S1 BIOPHARMA, INC.

By:
Name:
Title:

GRANTEE